UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016 (June 10, 2016)
TRONOX LIMITED
(Exact name of registrant as specified in its charter)
Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Wim de Klerk, a Class B director of Tronox Limited (the “Company”), notified the Company that he has resigned from the Board of Directors of the Company effective June 10, 2016 due to the fact that he will be stepping down from his position as Finance Director of Exxaro Resources Limited (“Exxaro”), the holder of the Company’s Class B Shares, as has been previously announced by Exxaro. Mr. de Klerk did not sit on any committees of the Board of Directors of the Company.

(d) In accordance with the Company’s constituent organizational documents and in connection with Mr. de Klerk’s resignation, Exxaro has appointed Mr. Mxolisi Mgojo, the Chief Executive Officer of Exxaro, as a new Class B director of the Company effective June 10, 2016. There are no transactions or relationships between the Company and Mr. Mgojo that are reportable under Item 404(a) of Regulation S-K. Mr. Mgojo is expected to stand for election to the Company’s Board of Directors at the next regular annual meeting of shareholders to be held in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: June 15, 2016	Name:	Richard L. Muglia
	Title:	Senior Vice President, General Counsel and Secretary